EXHIBIT 16

                       Lawrence Scharfman & Co., CPA P.C.
                          Certified Public Accountants


October 28, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K Current Report dated October 24, 2005, of The Furia Organization, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of The Furia Organization, Inc. contained therein.

                                        Very truly yours,

                                        Lawrence Scharfman & Co., CPA P.C.